                                                                 EXHIBIT 14(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement on Form N-14 of Morgan Stanley Fund, Inc. (the "Registration Statement") of our report dated July 14, 1997, relating to the financial statements and financial highlights of Van Kampen American Capital Global Equity Fund, which appears in the Statement of Additional Information dated September 28, 1997 which is also incorporated by reference in the Registration Statement. We also consent to the use in the Statement of Additional Information of Van Kampen American Capital Global Equity Fund dated September 28, 1997, incorporated by reference in the Registration Statement, of our report dated July 14, 1997, relating to the financial statements and financial highlights of Van Kampen American Capital Global Equity Fund which appears in such Statement of Additional Information. We also consent to the references to us under the "Other Service Providers" and "Independent Accountants" appearing in the Registration Statements or documents incorporated therein.





PRICE WATERHOUSE LLP
CHICAGO, IL
April 13, 1998